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                                    FORM 8-K




                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                 CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 APRIL 20, 1995


                           FREYMILLER TRUCKING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       OKLAHOMA                        015503                 73-1016728
(STATE OR OTHER JURISDICTION         (COMMISSION             (IRS EMPLOYER
OF INCORPORATION)                    FILE NUMBER)          IDENTIFICATION NO.)


                             8621 NORTH ROCKWELL
                           OKLAHOMA CITY, OKLAHOMA                 73132
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)



              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (405) 720-6555
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                 On April 20, 1995, Freymiller Trucking, Inc., an Indiana corporation (the "Company"), filed with the United States Bankruptcy Court for the Western District of Oklahoma a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Pursuant to such proceedings, the Board of Directors and officers of the Company are in possession of, and are conducting, the Company's business as debtor-in-possession, subject to the provisions of the Bankruptcy Code, the orders of the United States Bankruptcy Court as necessary, and the general supervision of the United States Bankruptcy Trustee. A plan of reorganization has not yet been presented to, or approved by, the court.

                 Management of the Company explored many alternatives to improve the financial condition of the Company, but finally concluded that the only realistic alternative to protect the going concern value of the Company was to seek protection under Chapter 11 of the Bankruptcy Code. Following discussions with the Board of Directors concerning the Company's financial situation and the potential bankruptcy proceedings, four of the Company's directors elected to resign from the Board. The Company's sole remaining director is Don H. Freymiller, the Chairman of the Board, President and Chief Executive Officer of the Company. In connection with such resignations, the Bylaws of the Company were amended to provide that the authorized number of directors of the Company shall be one (1) until such time as the Bylaws are further amended by the Board to increase this number. The commencement of bankruptcy proceedings has not otherwise presently affected the composition of the Company's senior management. Although changes may occur in the composition of the Company's management team in the future, the Company cannot determine at this time the precise nature of any such changes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 The following exhibit is filed as a part of this Report:

3.1              Restated Bylaws of the Company, as amended.




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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FREYMILLER TRUCKING, INC.


                                       By:      /S/ RICHARD E. KUEHN
                                              Richard E. Kuehn,
                                              Executive Vice President - Finance
                                              and Chief Financial Officer

Date:  April 28, 1995